UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, California, 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2010, Ligand Pharmaceuticals Incorporated (“Ligand”) entered into a purchase and sale agreement (the “Asset Purchase Agreement”) with the Genaera Liquidating Trust (the “Trust”). Under the Asset Purchase Agreement Ligand purchased from the Trust specified intellectual property and a Collaboration and License Agreement that MedImmune, Inc. (“MedImmune”) entered into with Genaera Corporation (the predecessor to the Trust) on April 19, 2001 (the “Collaboration Agreement” and collectively with the intellectual property purchased, the “IL-9 Assets”). In connection with the purchase of the IL-9 Assets, Ligand paid $2.75 million to the Trust and assumed the Collaboration Agreement.

Pursuant to the Collaboration Agreement, MedImmune was granted the exclusive right to develop, market and sell certain products worldwide that inhibit, interfere with, block or reduce the interaction of Interleukin-9 (“IL-9”) with or on its receptor (“Products”). Milestones and royalties are payable under the Collaboration Agreement on Products that, but for the license granted under the Collaboration Agreement, either infringe a valid patent claim within specified patents or use or are derived from specified know-how (the “Licensed Products”). MedImmune currently has an IL-9 antibody program under development which Ligand believes qualifies as a Licensed Product,

In partial consideration for the rights granted to MedImmune under the Collaboration Agreement, Ligand could receive milestone payments plus royalties on net sales of Licensed Products that result from the agreement. The term of the Collaboration Agreement will continue until the earlier of 2051 or until MedImmune has no further royalty obligations under the Collaboration Agreement. MedImmune may terminate the Collaboration Agreement in its entirety or with respect to one or more countries upon 90 days’ prior written notice to Ligand, while Ligand may terminate the Collaboration Agreement if MedImmune fails to use commercially reasonable efforts to research, develop and commercialize certain products covered by the agreement or if MedImmune breaches its obligations under certain payment and indemnification provisions of the agreement.

On May 20, 2010, Ligand entered into a purchase agreement (the “Royalty Purchase Agreement”) with Biotechnology Value Fund, L. P. and certain of its affiliates (“BVF”) pursuant to which on the same date Ligand sold 50% of its interests in future milestones and royalties for Licensed Products under the Collaboration Agreement to BVF for $1.375 million. Ligand will retain control of the IL-9 Assets.

The foregoing summary of the material terms of the Asset Purchase Agreement, the Collaboration Agreement and the Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and to the Royalty Purchase Agreement and the Collaboration Agreement, copies of which Ligand intends to file with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2010.

Item 7.01	Regulation FD Disclosure.

On May 21, 2010, Ligand issued a press release announcing the transactions described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Note: Information in this Current Report on Form 8-K furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K furnished pursuant to Item 7.01 shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated as of May 18, 2010, between Ligand Pharmaceuticals Incorporated and the Genaera Liquidating Trust.

99.1	Press release of the Company dated May 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: May 24, 2010	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated as of May 18, 2010, between Ligand Pharmaceuticals Incorporated and the Genaera Liquidating Trust.

99.1	Press release of the Company dated May 21, 2010.